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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                             ---------------------

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 12, 1998

                                PENNZOIL COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                    1-5591                                       74-1597290
           (Commission File Number)                  (IRS Employee Identification No.)
        P.O. BOX 2967, HOUSTON, TEXAS                            77252-2967
   (Address of principal executive offices)                      (Zip Code)

      (Registrant's telephone number including area code): (713) 546-4000

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ITEM 5. OTHER EVENTS.

     On April 15, 1998, Pennzoil Company ("Pennzoil") announced a comprehensive restructuring that will result in the separation of Pennzoil's motor oil, refined products and fast lube operations (which generally include Pennzoil Products Company ("PPC") and Jiffy Lube International, Inc. ("Jiffy Lube") and their respective subsidiaries (collectively, "Pennzoil Products Group")) from Pennzoil's exploration and production operations. The restructuring includes the pro rata distribution of Pennzoil Products Group (i.e., the common stock of PPC (which will at such time hold the motor oil and refined products operations of PPC and the common stock of Jiffy Lube)) to holders of Pennzoil common stock.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

     (b) Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
  as of September 30, 1998..................................   F-1
Pro Forma Condensed Consolidated Statement of Earnings
  (Unaudited) For the Nine Month Period Ended September 30,
  1998......................................................   F-2
Notes to Pennzoil Company Unaudited Pro Forma Condensed
  Consolidated Financial Statements.........................   F-3
Pro Forma Adjustments.......................................   F-3

     (c) Exhibits

     Exhibit 12 -- computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the nine months ended September 30, 1998 and the computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends -- Pro Forma for the nine months ended September 30, 1998, as adjusted for a reduction of interest as a result of the application of cash to be received from Pennzoil Products Group immediately prior to the spin off.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          PENNZOIL COMPANY

                                          By:   /s/ DAVID P. ALDERSON, II
                                            ------------------------------------
                                                   David P. Alderson, II
                                             Group Vice President -- Finance &
                                                          Accounting

Date:                     , 1998

                                PENNZOIL COMPANY

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                               SEPTEMBER 30, 1998
                            (EXPRESSED IN THOUSANDS)

                                                                       PRO FORMA
                                                       AS REPORTED    ADJUSTMENTS      PRO FORMA
                                                       -----------    -----------      ----------
CURRENT ASSETS
  Cash and cash equivalents..........................  $   12,251     $    60,000(e)   $   72,251
  Other current assets...............................     169,310         (60,000)(e)     109,310
                                                       ----------     -----------      ----------
          Total current assets.......................     181,561                         181,561
PROPERTY, PLANT AND EQUIPMENT, AT COST
  Oil and Gas, successful efforts method of
     accounting......................................   4,732,601              --       4,732,601
  Other..............................................      30,743              --          30,743
                                                       ----------     -----------      ----------
          Total property, plant and equipment........   4,763,344              --       4,763,344
  Less accumulated depreciation, depletion and
     amortization....................................   3,031,091              --       3,031,091
                                                       ----------     -----------      ----------
          Net property, plant and equipment..........   1,732,253              --       1,732,253
                                                       ----------     -----------      ----------
OTHER ASSETS
  Net Assets of Discontinued Pennzoil Products Group
     Operations......................................   1,073,593      (1,073,593)(d)          --
  Marketable securities and other assets.............     644,553              --         644,553
                                                       ----------     -----------      ----------
Total assets.........................................  $3,631,960     $(1,073,593)     $2,558,367
                                                       ==========     ===========      ==========
CURRENT LIABILITIES..................................  $  201,104     $        --      $  201,104
LONG-TERM DEBT, LESS CURRENT MATURITIES
  Exchangeable debentures............................     738,641              --         738,641
  Other long-term debt...............................   1,181,492        (388,409)(e)     793,083
                                                       ----------     -----------      ----------
          Total long-term debt, less current
            maturities...............................   1,920,133        (388,409)      1,531,724
Other liabilities....................................     332,181              --         332,181
                                                       ----------     -----------      ----------
          Total liabilities..........................   2,453,418        (388,409)      2,065,009
                                                       ----------     -----------      ----------
Shareholders' equity.................................   1,178,542        (685,184)(f)     493,358
                                                       ----------     -----------      ----------
Total liabilities and shareholders' equity...........  $3,631,960     $(1,073,593)     $2,558,367
                                                       ==========     ===========      ==========

                                PENNZOIL COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
               (EXPRESSED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             AS         PRO FORMA
                                                          REPORTED     ADJUSTMENTS     PRO FORMA
                                                          --------     -----------     ---------
Revenues................................................  $427,619                     $427,619
Investment and other income, net........................   277,919         2,475(a)     280,394
                                                          --------      --------       --------
                                                           705,538         2,475        708,013
COST AND EXPENSES
  Operating expenses....................................   163,752            --        163,752
  Selling, general, and administrative..................    47,334            --         47,334
  Depreciation, depletion, and amortization.............   159,702            --        159,702
  Exploration expense...................................   117,389            --        117,389
  Taxes other than income...............................    23,585            --         23,585
  Interest charges, net.................................   119,523       (17,490)(b)    102,033
                                                          --------      --------       --------
Income before income tax................................    74,253        19,965         94,218
Income tax provision....................................    21,084         7,587(c)      28,671
                                                          --------      --------       --------
Earnings from continuing operations.....................    53,169        12,378         65,547
Earnings from Discontinued Pennzoil Products Group
  Operations............................................    33,579       (33,579)            --
                                                          --------      --------       --------
Net Earnings............................................    86,748       (21,201)        65,547
Preferred Stock Dividend................................     3,191            --          3,191
                                                          --------      --------       --------
Net Earnings Available to Common Shareholders...........  $ 83,557       (21,201)      $ 62,356
Basic Earnings Per Share
  Continuing Operations.................................  $   1.05                     $   1.31
                                                                                       ========
  Discontinued Operations...............................      0.70
                                                          --------
                                                          $   1.75
                                                          ========
Diluted Earnings Per Share
  Continuing Operations.................................  $   1.03                     $   1.29
                                                                                       ========
  Discontinued Operations...............................      0.70
                                                          --------
                                                          $   1.73
                                                          ========
Average Shares Outstanding -- Basic.....................    47,682                       47,682
                                                          ========                     ========
Average Shares Outstanding -- Diluted...................    48,225                       48,225
                                                          ========                     ========

                           NOTES TO PENNZOIL COMPANY

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The accompanying unaudited pro forma condensed consolidated financial statements of Pennzoil Company ("Pennzoil") illustrate the pro forma effect of certain proposed transactions. These transactions include the disposition of Pennzoil's motor oil, refined products and fast lube operations ("Pennzoil Products Group"), and the planned use of cash payments made by Pennzoil Products Group to Pennzoil immediately prior to the Spin-Off (as defined below).

     The unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the transactions occurred on the last day of the period presented. The pro forma condensed consolidated statement of earnings has been prepared assuming that the transactions and agreements occurred at the beginning of the period presented.

     The unaudited pro forma condensed consolidated financial statements have been prepared using assumptions deemed appropriate and are presented herein for illustrative purposes only. These unaudited pro forma financial statements are not necessarily indicative of the future financial position or results of operations of Pennzoil, or of the financial position or results of operations of Pennzoil that would have actually been reported had the events reported herein occurred as of the dates indicated.

PRO FORMA ADJUSTMENTS

     (a) Investment and Other Income, Net -- Represents an increase in interest income as a result of the application to cash of $60 million in proceeds to be received from Pennzoil Products Group in accordance with the distribution agreement. The interest rate assumed for this pro forma adjustment is 5.5%, which approximates Pennzoils' short-term investment rates.

     (b) Interest Expense -- Represents a reduction in interest expense as a result of the application of cash to be received from Pennzoil Products Group immediately prior to the Spin-Off, which will be applied to reduce amounts outstanding under Pennzoil's various debt agreements. The interest rate assumed for this pro forma adjustment is 6%, which approximates Pennzoil's short-term borrowing rates.

     (c) Income Taxes -- Reflects the tax impact of pro forma adjustments assuming a 38% effective tax rate.

     (d) Net Assets of Discontinued Operations -- Represents the disposition of Pennzoil Products Group. Pennzoil Products Group will be separated and subsequently spun off from Pennzoil. Pennzoil shareholders will receive a pro rata distribution of all the issued and outstanding shares of common stock of the Pennzoil Products Group (the "Spin-Off").

     (e) Long-Term Debt -- Represents transfer of debt of $5.7 million plus $442.7 million of cash received from Pennzoil Products Group used to reduce outstanding variable-rate indebtedness and to reduce the intercompany trade receivable associated with crude oil sales. Certain intercompany indebtedness is to be repaid by Pennzoil Products Group to Pennzoil immediately prior to the Spin-Off. The maximum payment is the total of $500 million plus outstanding cash of Pennzoil Products Group, less existing third party debt and capital lease obligations of Pennzoil Products Group. The maximum payment has been assumed in the pro forma statements. If the cash received from Pennzoil Products Group is in excess of the variable-rate indebtedness outstanding at such time, Pennzoil currently intends that the balance would be temporarily applied to cash and would subsequently be used for debt reduction through repurchase, redemption or payment at maturity of a portion of Pennzoil's outstanding notes and debentures due 1999-2009, which may create an extraordinary loss on extinguishment of indebtedness. Pennzoil has not determined which notes and debentures may be repurchased or redeemed in such event.

     (f) Shareholder's Equity -- Represents disposition of net assets of discontinued operations less reduction in debt to be funded by cash received from Pennzoil Products Group.

                               INDEX TO EXHIBITS

     Exhibit 12 -- computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the nine months ended September 30, 1998 and the computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends -- Pro Forma for the nine months ended September 30, 1998, as adjusted for a reduction of interest as a result of the application of cash to be received from Pennzoil Products Group immediately prior to the spin off.